UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2013 (September 30, 2013)

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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Suite 455
Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(603) 732-6948
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On September 30, 2013, the Company announced that its subsidiary, Level 5 Beverage Company, Inc. (“Level 5”) appointed Jason Fontaine as the Brand Manager for Level 5.

Mr. Fontaine, as the Brand Manager of all of Level 5’s products, will be responsible for managing the day to day operations, along with developing and executing all sales and marketing strategies, for all of our LEVEL 5TM brands.

Mr. Fontaine is currently, and will continue in his capacity as, the Vice President of Brand Management at Power Brands. Before joining Power Brands, Mr. Fontaine had over 17 years in the beverage industry.  He worked his way up in major organizations such as the E&J Gallo Winery and Nestle Waters North America.  He also held the position of General Manager at the 5th largest Redbull Distributor in the United States, as well as co-founding his own Direct Store Distribution (DSD) Company named Alliance Beverage Partners.

For more information on Mr. Fontaine’s history and experience, please see his profile on LinkedIn at www.linkedin.com/pub/jason-fontaine/16/214/1a7.

On September 30, 2013, we issued the attached press release about the appointment of Level 5’s Brand Manager, Jason Fontaine.  A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
99.1	Press Release, dated September 30, 2013				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINERCO RESOURCES, INC.

Date September 30, 2013	By:	/s/ John Powers
John Powers